SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
Date of Report (Date of earliest event report) May 15, 2007.
ROYAL BANCSHARES OF PENNSYLVANIA, INC.
(Exact name of registrant as specified in its charter)
PENNSYLVANIA
(State or Other Jurisdiction of Incorporation)

0-26366	23-2812193

(Commission File Number)	(IRS Employer Identification Number)

732 Montgomery Avenue, Narberth, Pennsylvania	19072

(Address of Principal Executive Office)	(Zip Code)
610-668-4700
(Issuer’s telephone number, including area code)
N/A
(Former Name or Former Address, if Change Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01 Other Events
     Royal Bancshares of Pennsylvania, Inc. (the “Company”) filed a Form 8-K on April 25, 2007 containing its first quarter 2007 earnings press release dated April 20, 2007. Subsequent to the filing of the Form 8-K, management became aware that certain unaudited financial information previously provided to the Company relating to the results of operations for the quarter ended March 31, 2007 for a variable interest entity in which the Company is an investor may not have been accurate. The Company is required to report its investment in the variable interest entity on a consolidated basis under FIN 46(R). Management of the variable interest entity furnished the Company with revised financial information for the quarter ended March 31, 2007. A review and analysis of this revised financial information provided to the Company was completed on May 14, 2007. The revised financial information has resulted in the Company reducing its previously released first quarter 2007 net income by $277,000 from $3.902 million to $3.625 million, or by $.02 per basic and diluted share from $0.29 per share to $0.27 per share. Previously reported amounts for the first quarter of 2006 remain unchanged. The changes relating to net income for the first quarter of 2007 have been reflected in the Company’s first quarter 2007 Form 10-Q, filed on May 15, 2007.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Bancshares of Pennsylvania, Inc.
Dated: May 15, 2007	/s/ Gregg J. Wagner
Gregg J. Wagner Chief Financial Officer